UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2015

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Stockholders was held on November 3, 2015. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael A. Brown	547,850,830	12,143,263	1,856,418	45,867,009
Frank E. Dangeard	547,188,402	12,683,848	1,978,261	45,867,009
Geraldine B. Laybourne	550,061,276	9,897,240	1,891,995	45,867,009
David L. Mahoney	543,669,466	16,236,055	1,944,990	45,867,009
Robert S. Miller	540,575,458	19,321,022	1,954,031	45,867,009
Anita M. Sands	550,303,635	9,683,571	1,863,305	45,867,009
Daniel H. Schulman	531,644,532	28,356,490	1,849,489	45,867,009
V. Paul Unruh	550,134,900	9,843,165	1,872,446	45,867,009
Suzanne M. Vautrinot	550,264,902	9,721,854	1,863,755	45,867,009

Each of the nine nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
599,730,950	5,784,813	2,201,757	0

The appointment was ratified.

Proposal 3: Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
540,946,439	18,715,966	2,188,106	45,867,009

The proposal was approved.

Proposal 4: Shareholder proposal on International Policy Committee:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,016,859	512,892,511	29,941,141	45,867,009

The proposal was defeated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: November 5, 2015	By:	/s/ SCOTT C. TAYLOR
		Name:	Scott C. Taylor
		Title:	Executive Vice President, General Counsel
and Secretary